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                                                                Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in Registration Statements No. 2-93079 of Zycad Corporation on Form S-8, and No. 33-12170, No. 33-36124 and No. 333-08089 on Form S-3 of our reports (which express an unqualified opinion and include an explanatory paragraph relating to an uncertainty of the Company's ability to continue as a going concern) dated March 11, 1997 (April 14, 1997 as to the last paragraph of Note 5 and as to Note 11), appearing in and incorporated by reference in the Annual Report of Form 10-K of Zycad Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

San Jose, California
April 14, 1997



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